UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 3, 2008
NEOPROBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (614) 793-7500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
     On January 3, 2008, the Compensation, Governance and Nominating Committee of Neoprobe Corporation (the “Company”) approved compensation for the Company’s non-employee directors for the 2008 fiscal year. Each non-employee director will receive an annual cash retainer of $10,000, and will earn an additional $1,500 per board meeting attended in person or $500 per telephonic board meeting. The Chairmen of the Company’s Board of Directors and Audit Committee will each receive an additional annual retainer of $10,000 for their services in those capacities during 2008. Members of committees of the Company's Board of Directors will earn an additional $500 per committee meeting attended in person or telephonically.
     Each non-employee director will also receive 10,000 options to purchase common stock as a part of the Company’s annual stock incentive grants, in accordance with the provisions of the Neoprobe Corporation Amended and Restated 2002 Stock Incentive Plan. The options granted to purchase common stock vest on the first anniversary of the date of grant and have an exercise price of $0.362, the closing price of the Company’s common stock as reported on the OTC Bulletin Board regulated quotation service on January 3, 2008. Directors who are also officers or employees of the Company do not receive any compensation for their services as directors.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendments to Employment Agreements with Named Executive Officers
     Effective January 3, 2008, Neoprobe Corporation (the “Company”) adopted amendments to the employment agreements between the Company and each of: (a) David C. Bupp, the Company’s President and Chief Executive Officer; (b) Brent L. Larson, the Company’s Vice President, Finance and Chief Financial Officer; and (c) Anthony K. Blair, the Company’s Vice President, Manufacturing Operations. The employment agreement between the Company and Mr. Bupp has a stated term of 36 months, commencing January 1, 2007, and terminating December 31, 2009. The employment agreements between the Company and Messrs. Larson and Blair have stated terms of 24 months, each commencing January 1, 2007, and terminating December 31, 2008. The following is a description of the substantially identical material terms of the aforementioned amended employment agreements.
     Each employee will receive an annual base salary as set forth on the schedule filed herewith as Exhibit 10.2, which schedule sets forth the material details in which each employment agreement differs from the form filed herewith as Exhibit 10.1. Each employee shall also receive an annual bonus at the discretion of the Board of Directors of the Company, in accordance with any bonus plan adopted by the Company’s Compensation, Governance and Nominating Committee. The amended employment agreements also provide for the employees’ participation in the Company’s employee benefit programs, stock based incentive compensation plans and other benefits as described in the employment agreements.
     In the event of termination of an employee “for cause” all salary, benefits and other payments shall cease at the time of termination, and the Company shall have no further obligations to the employee. If an employee resigns for any reason other than a Change of Control (as that term is defined in the employment agreements) as described below, all salary, benefits and other payments shall cease at the time such resignation becomes effective. If an employee dies or his employment is terminated because of disability, all salary, benefits and other payments shall cease at the time of death or disability, provided, however, that the Company shall: (a) continue to provide Mr. Bupp with such health, dental and similar insurance or benefits as were provided to Mr. Bupp immediately before his termination for the longer of 24 months after such termination or the full unexpired term of his employment agreement; and (b) continue to provide either of Messrs. Larson or Blair with such health, dental and similar insurance or benefits as were provided to Messrs. Larson or Blair immediately before his termination for the longer of 12 months after such termination or the full unexpired term of his employment agreement.
     In the event of termination of an employee by the Company without cause, the Company shall, at the time of such termination, pay to the employee the respective severance amount set forth on Exhibit 10.2, together with the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of such termination. Additionally, the Company shall continue to: (a) provide Mr. Bupp with all of the benefits provided to him pursuant to the Company’s employee benefit plans for the longer of 36 months or the full unexpired term of his employment agreement; (b) provide Mr. Larson with the benefits provided to him pursuant to the Company’s employee benefit plans for a period of 12 months; and (c) provide Mr. Blair with all of the benefits provided to him pursuant to the Company’s employee benefit plans for the longer of 12 months or the full unexpired term of his employment agreement.
     The Company also must pay severance, under certain circumstances, in the event of a Change of Control. The employment agreements provide that if there is a Change in Control and an employee is concurrently or subsequently terminated (a) by the Company without cause, (b) by the expiration of the term of his employment agreement, or (c) by the resignation of the employee because he has reasonably determined in good faith that his titles, authorities, responsibilities, salary, bonus opportunities or benefits have been materially diminished, that a material adverse change in his working conditions has occurred, that his services are no longer required in light of the Company’s business plan, or the Company has breached his employment agreement, the Company shall pay the employee the appropriate Change of Control severance set forth on Exhibit 10.2, together with the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of termination and shall continue to: (a) provide Mr. Bupp with all of the benefits provided to him pursuant to the Company’s employee benefit plans for the longer of 36 months or the full unexpired term of his employment agreement; and (b) provide to either of Messrs. Larson or Blair the benefits provided to them pursuant to the Company’s employee benefit plans for the longer of 12 months after such termination or the full unexpired term of his employment agreement.
     Each employment agreement also contains non-competition and non-solicitation covenants. These covenants, as described in the employment agreements, are effective during employment and for a period of 12 months following termination of employment.
     The foregoing description of the employment agreements between the Company and Messrs. Bupp, Larson and Blair is qualified in its entirety by reference to the full text of the form employment agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.
2007 Cash Bonus for Named Executive Officers
     The Compensation, Governance and Nominating Committee of the Company also approved the award of cash bonuses to the named executive officers listed in the table below, upon achievement of the following corporate goals, and subject to reduction if the goals are not achieved:
•	Achievement of specified 2007 annual revenue and margin goals, subject to 25% reduction of bonus if not achieved.

•	Completion of manufacturing and Phase 2 clinical development activities for Lymphoseek, to have occurred on or before June 30, 2007, subject to 25% reduction of bonus if not achieved.

•	Initiation of Phase 3 clinical evaluation of Lymphoseek by January 31, 2008, subject to 25% reduction of bonus if not achieved.
     The final amount of any cash bonus to be paid to the named executives will be subject to the determination of the Compensation, Governance and Nominating Committee of the Company at a meeting to be held after the delivery of the financial statements of the Company for the year ending December 31, 2007.

Name	Position	2007 Cash Bonus Target
David C. Bupp	President and Chief Executive Officer	$80,000

Brent L. Larson	Vice President, Finance and Chief Financial Officer	$25,500

Anthony K. Blair	Vice President, Manufacturing Operations	$25,500
Stock Option Grants
     The Compensation, Governance and Nominating Committee also approved the grant of options to purchase shares of the Company’s common stock, effective January 3, 2008, to the Company’s Chief Executive Officer and two other named executive officers listed below (the “Optionees”):

Name	Position	Options
David C. Bupp	President and Chief Executive Officer	200,000

Brent L. Larson	Vice President, Finance and Chief Financial Officer	50,000

Anthony K. Blair	Vice President, Manufacturing Operations	50,000

     The Company granted the options in accordance with the provisions of the Neoprobe Corporation Amended and Restated 2002 Stock Incentive Plan. In connection with the grant of the options, the Company entered into a stock option agreement with each of the Optionees (the “Stock Option Agreements”). Pursuant to the terms of the Stock Option Agreements, the options have an exercise price of $0.362, the closing price of the Company’s common stock as reported on the OTC Bulletin Board regulated quotation service on January 3, 2008. One third of the shares of common stock subject to the options vest and become exercisable on each anniversary of the date of grant. The options will lapse and cease to be exercisable upon the earliest of: (i) the expiration of 10 years from the date of grant; (ii) the expiration of one year from the date that an Optionee ceases to be an employee of the Company because of death, disability or retirement; (iii) 90 days after an Optionee’s employment with the Company or any subsidiary is terminated without cause; or (iv) immediately upon termination of an Optionee’s employment with the Company or any subsidiary for a reason other than death, disability or retirement, or by the Company for cause.
Restricted Stock Grants
     Additionally, the Compensation, Governance and Nominating Committee approved the grant of restricted shares of the Company’s common stock, effective January 3, 2008, to the Company’s Chief Executive Officer and two other named executive officers listed below (the “Grantees”):

Name	Position	Restricted Shares
David C. Bupp	President and Chief Executive Officer	300,000

Brent L. Larson	Vice President, Finance and Chief Financial Officer	50,000

Anthony K. Blair	Vice President, Manufacturing Operations	50,000
     The Company granted the options in accordance with the provisions of the Neoprobe Corporation Amended and Restated 2002 Stock Incentive Plan. In connection with the grant of the restricted shares, the Company entered into a restricted stock award agreement with each of the Grantees (the “Restricted Stock Agreements”). Pursuant to the terms of the Restricted Stock Agreements, the restricted shares will vest upon the approval by the United States Food and Drug Administration of the New Drug Application for Lymphoseek. If the employment of a Grantee with the Company is terminated before all of the restricted shares have vested, then pursuant to the terms of the Restricted Stock Agreements all restricted shares that have not vested at the effective date of such Grantee’s termination shall immediately be forfeited by the Grantee. Additionally, any restricted shares which have not vested on or before June 30, 2010, shall be forfeited by the Grantee.
     The foregoing description of the terms of the Restricted Stock Agreements is qualified in its entirety by reference to the full text of the form of Restricted Stock Agreement attached as Exhibit 10.3 to this Current Report on From 8-K, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Description

10.1	Form of Employment Agreement. This Agreement is one of three substantially identical employment agreements and is accompanied by a schedule which identifies material details in which each agreement differs from the form filed herewith.

10.2	Schedule identifying material differences between the employment agreements.

10.3	Form of Restricted Stock Award and Agreement under the Neoprobe Corporation Amended and Restated 2002 Stock Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation
Date: January 9, 2008	By:	/s/ Brent L. Larson
Brent L. Larson, Vice President, Finance and
Chief Financial Officer

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